Spark Energy, Inc. Reports Third Quarter 2020 Financial Results

HOUSTON, November 3, 2020 (ACCESSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the quarter ended September 30, 2020.
Key Highlights
•Achieved $27.7 million in Adjusted EBITDA, $47.0 million in Retail Gross Margin, and $22.6 million in Net Income for the third quarter
•Total RCE count of 499,000 as of September 30, 2020, compared to 772,000 as of September 30, 2019
•Average monthly attrition of 3.0%
•Increased Senior Credit Facility with a Working Capital Commitment of $202.5 million

"We had a strong third quarter while dealing with the continued impacts of COVID-19. We are continuing to pivot away from high usage, lower margin C&I contracts which has led to stronger average unit margins, partially offsetting the decrease in volumes compared to the third quarter of 2019. Our overall customer book is much healthier, but we are currently unable to reinstate several marketing channels, which will cause our customer book to continue to shrink. We will continue to simplify our platform and look for ways to streamline the business until we can begin to add customers in a way that's consistent with our internal goals," said Keith Maxwell, Spark's President and Chief Executive Officer.
Summary Third Quarter 2020 Financial Results
Net income for the quarter ended September 30, 2020, was $22.6 million compared to net income of $37.7 million for the quarter ended September 30, 2019. The decrease compared to the prior year was primarily the result of reduced gross margin and the non-cash mark-to-market accounting associated with the hedges we put in place to lock in margins on our retail contracts, partially offset with a decrease in G&A, and income tax expense. We had a mark-to-market gain this quarter of $9.0 million, compared to a mark-to-market gain of $25.3 million a year ago.
For the quarter ended September 30, 2020, Spark reported Adjusted EBITDA of $27.7 million compared to Adjusted EBITDA of $28.1 million for the quarter ended September 30, 2019. While gross margin was lower year-over-year, the decrease in gross margin was offset by decreases in G&A expenses and Customer Acquisition Cost spending.
For the quarter ended September 30, 2020, Spark reported Retail Gross Margin of $47.0 million compared to Retail Gross Margin of $58.2 million for the quarter ended September 30, 2019. This decrease of $11.2 million was primarily attributable to fewer customers in our overall portfolio.

Liquidity and Capital Resources
($ in thousands)	September 30, 2020
Cash and cash equivalents	$75,347
Senior Credit Facility Availability (1)	55,733
Subordinated Debt Facility Availability (2) (3)	25,000
Total Liquidity	$156,080
(1) Reflects maximum cash availability or amount of Letters of Credit that could be issued based on existing covenants as of September 30, 2020.
(2) The accordion of the Senior Credit Facility was exercised on October 30, 2020 from $187.5 million, to $202.5 million, which will positively affect liquidity in future quarters.

(3) The availability of the Subordinated Facility is dependent on our Founder's willingness and ability to lend. See "—Sources of Liquidity— Subordinated Debt Facility.".
Dividend
On October 19, 2020, Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on December 15, 2020, to holders of record on December 1, 2020, and $0.546875 per share of Series A Preferred Stock payable on January 15, 2021 to holders of record on January 1, 2021.
Business Outlook
Mr. Maxwell concluded, "As we stated the last two quarters, our employees and management are working hard to serve our customers in these unprecedented economic times. We will continue to manage and evaluate all facets of the business including alternative sales channels, additional cost savings initiatives, efficiencies with supply management, as well as the payment of future dividends to ensure Spark emerges from the COVID-19 pandemic with ample liquidity and a platform that will allow us to return to growth.”
Conference Call and Webcast
Spark will host a conference call to discuss third quarter 2020 results on Wednesday, November 4, 2020, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 100 utility service territories across 19 states and the District of Columbia. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about expected impacts of COVID-19, business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:
•evolving risks and uncertainties, and impacts relating to COVID-19, including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential for continuing negative impacts of COVID-19 on economies and financial markets;
•changes in commodity prices;
•the sufficiency of risk management and hedging policies and practices;
•the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•our ability to borrow funds and access credit markets;
•restrictions in our debt agreements and collateral requirements;
•credit risk with respect to suppliers and customers;
•changes in costs to acquire customers as well as actual attrition rates;
•accuracy of billing systems;
•our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•significant changes in, or new charges by, the independent system operators (“ISOs”) in the regions in which we operate;
•competition; and
•the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and September 30, 2020, other public filings and press releases.
You should review the risk factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
For further information, please contact:
Investor Relations:
Mike Barajas, 832-200-3727
Media Relations:
Kira Jordan, 832-255-7302

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Retail revenues	$141,188	$207,341	$436,166	$625,300
Net asset optimization (expense) revenues	(558)	(254)	(319)	2,242
Total Revenues	140,630	207,087	435,847	627,542
Operating Expenses:
Retail cost of revenues	85,118	123,867	269,546	477,881
General and administrative	19,080	27,629	66,087	94,352
Depreciation and amortization	7,278	9,496	24,084	31,963
Total Operating Expenses	111,476	160,992	359,717	604,196
Operating income	29,154	46,095	76,130	23,346
Other (expense)/income:
Interest expense	(1,487)	(2,174)	(4,233)	(6,392)
Interest and other income	80	322	293	1,005
Total other expenses	(1,407)	(1,852)	(3,940)	(5,387)
Income before income tax expense	27,747	44,243	72,190	17,959
Income tax expense	5,141	6,567	12,739	3,022
Net income	$22,606	$37,676	$59,451	$14,937
Less: Net income attributable to non-controlling interests	12,993	22,142	34,200	5,736
Net income attributable to Spark Energy, Inc. stockholders	$9,613	$15,534	$25,251	$9,201
Less: Dividends on Series A Preferred Stock	1,951	2,026	5,490	6,080
Net income attributable to stockholders of Class A common stock	$7,662	$13,508	$19,761	$3,121
Other comprehensive income, net of tax:
Currency translation loss	$—	$(45)	$—	$(143)
Other comprehensive loss	—	(45)	—	(143)
Comprehensive income	$22,606	$37,631	$59,451	$14,794
Less: Comprehensive income attributable to non-controlling interests	12,993	22,116	34,200	5,652
Comprehensive income attributable to Spark Energy, Inc. stockholders	$9,613	$15,515	$25,251	$9,142

Net income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$0.52	$0.94	$1.36	$0.22
Diluted	$0.52	$0.93	$1.35	$0.22

Weighted average shares of Class A common stock outstanding
Basic	14,653	14,380	14,531	14,254
Diluted	14,671	14,514	14,655	14,429

Selected Balance Sheet Data
(in thousands)	September 30, 2020	December 31, 2019
Cash and cash equivalents	$75,347	$56,664
Working capital	113,468	94,173
Total assets	361,128	422,968
Total debt	100,000	123,000
Total liabilities	183,799	265,667
Total stockholders' equity	64,364	51,219

Selected Cash Flow Data
	Nine Months Ended September 30,
(in thousands)	2020	2019
Cash flows provided by operating activities	$83,948	$77,085
Cash flows used in investing activities	(1,219)	(6,490)
Cash flows used in financing activities	(65,017)	(76,651)

Operating Segment Results
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except volume and per unit operating data)	2020	2019	2020	2019
Retail Electricity Segment
Total Revenues	$132,958	$197,010	$366,981	$539,878
Retail Cost of Revenues	82,061	119,100	241,712	433,175
Less: Net gain (loss) on non-trading derivatives, net of cash settlements	8,135	24,767	16,128	(10,027)
Retail Gross Margin (1) — Electricity	$42,762	$53,143	$109,141	$116,730
Volumes — Electricity (MWhs)	1,165,500	1,808,276	3,235,222	5,052,498
Retail Gross Margin (2) — Electricity per MWh	$36.69	$29.39	$33.74	$23.10

Retail Natural Gas Segment
Total Revenues	$8,230	$10,331	$69,185	$85,422
Retail Cost of Revenues	3,057	4,767	27,834	44,706
Less: Net gain on non-trading derivatives, net of cash settlements	904	525	3,006	963
Retail Gross Margin (1) — Gas	$4,269	$5,039	$38,345	$39,753
Volumes — Gas (MMBtus)	949,088	1,119,126	8,198,827	10,127,857
Retail Gross Margin (2) — Gas per MMBtu	$4.50	$4.50	$4.68	$3.93

(1)    Reflects the Retail Gross Margin attributable to our Retail Natural Gas Segment or Retail Electricity Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” section below for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.
(2)    Reflects the Retail Gross Margin for the Retail Natural Gas Segment or Retail Electricity Segment, as applicable, divided by the total volumes in MMBtu or MWh, respectively.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, plus or minus (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculating Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan due to the non-cash nature of the expense. Finally, we also adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:
•our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate earnings sufficient to support our proposed cash dividends;
•our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and
•our compliance with financial debt covenants.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (iii) net asset optimization revenues (expenses), (iv) net gains (losses) on non-trading derivative instruments, and (v) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

Reconciliation of Adjusted EBITDA to Net income:
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Net income	$22,606	$37,676	$59,451	$14,937
Depreciation and amortization	7,278	9,496	24,084	31,963
Interest expense	1,487	2,174	4,233	6,392
Income tax expense	5,141	6,567	12,739	3,022
EBITDA	36,512	55,913	100,507	56,314
Less:
Net, gain (loss) on derivative instruments	2,451	12,307	(14,015)	(42,690)
Net cash settlements on derivative instruments	6,425	12,721	32,997	33,515
Customer acquisition costs	207	4,423	1,762	13,608
Plus:
Non-cash compensation expense	320	1,622	2,134	4,054
Non-recurring legal and regulatory settlements	—	—	—	10,807
Adjusted EBITDA	$27,749	$28,084	$81,897	$66,742

Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$12,165	$26,056	$83,948	$77,085
Amortization of deferred financing costs	(476)	(497)	(966)	(1,002)
Bad debt expense	(880)	(3,170)	(4,613)	(9,185)
Interest expense	1,487	2,174	4,233	6,392
Income tax expense	5,141	6,567	12,739	3,022
Changes in operating working capital
Accounts receivable, prepaids, current assets	1,709	1,034	(48,301)	(50,358)
Inventory	823	1,560	(1,158)	(298)
Accounts payable and accrued liabilities	9,374	(963)	39,213	30,209
Other	(1,594)	(4,677)	(3,198)	10,877
Adjusted EBITDA	$27,749	$28,084	$81,897	$66,742
Cash Flow Data:
Cash flows provided by operating activities	$12,165	$26,056	$83,948	$77,085
Cash flows used in investing activities	$(640)	$(117)	$(1,219)	$(6,490)
Cash flows used in financing activities	$(15,769)	$(10,937)	$(65,017)	$(76,651)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Reconciliation of Retail Gross Margin to Operating income:
Operating income	$29,154	$46,095	$76,130	$23,346
Plus:
Depreciation and amortization	7,278	9,496	24,084	31,963
General and administrative expense	19,080	27,629	66,087	94,352
Less:
Net asset optimization (expense) revenues	(558)	(254)	(319)	2,242
Gain (loss) on non-trading derivative instruments	2,550	12,528	(14,019)	(42,741)
Cash settlements on non-trading derivative instruments	6,489	12,764	33,153	33,677
Retail Gross Margin	$47,031	$58,182	$147,486	$156,483
Retail Gross Margin - Retail Electricity Segment	$42,762	$53,143	$109,141	$116,730
Retail Gross Margin - Retail Natural Gas Segment	$4,269	$5,039	$38,345	$39,753